ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of July 22, 2011 (the “Grant Date”), by and between ECOTALITY, INC., a Nevada corporation (the “Company”), and Kevin Morrow who is an employee of the Company (the “Holder”).

WITNESSETH:

WHEREAS, the Company has adopted the Ecotality, Inc. 2007 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors and consultants and the employees, directors and consultants of its affiliates, and

WHEREAS, the Committee has authorized the grant to the Holder of an Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Holder hereby agree as follows:

1.           Definitions

Capitalized terms used in this Agreement, which are not defined otherwise in this Agreement, shall have the same meaning as set forth in the Plan.

2.           Grant of Option

The Committee hereby grants to the Holder an option to purchase Sixteen Thousand Six Hundred Sixty Seven (16,667) shares of the Company’s Common Stock (“Shares”) for an Option price per Share equal to Three Dollars and Three Cents ($3.03) (which price is not less than the Fair Market Value of a Share on the date of this Option is granted and, if the Holder is a ten percent (10%) or greater shareholder of the Company as described in Section 5 (a) of the Plan, is not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date this Option is granted) (the “Option”).

The Option is intended by the Committee to be an Incentive Stock Option and the provisions hereof shall be interpreted on a basis consistent with such intent.

3.           Option Terms and Exercise Period

a.	The Option shall be exercised, and payment by the Holder of the Option price shall be made, pursuant to the terms of the Plan.

b.
All or any part of the Option may be exercised by the Holder no later than ten (10) years from date of grant (or five (5) years if the Holder is a ten percent (10%) or greater shareholder of the Company as described in Section 5 (b) of the Plan on the date of this Agreement).

c.
Except as otherwise may be provided in Section 10 of this Agreement, this Agreement and the Option shall terminate on the earlier of (i) 3 years from date of grant or (ii) the date the Option is fully exercised (the “Expiration Date”).

4.           Vesting

The Option shall vest and become exercisable pursuant to the following schedule:

As of this Anniversary Date of Grant:	The Proportion of Shares Vested Are:

Grant Date:	0%

January 22, 2012:	100%

Notwithstanding the above vesting schedule, the Holder shall forfeit any unvested portion of the Option and shall forfeit the right to exercise any vested portion of the Option if (a) the Holder is terminated for Cause or (b) the Holder fails to comply with one or more of the following post-termination restrictions that may be applicable to the Holder: (i) non-compete obligations, (ii) non-disclosure obligations, (iii) non-solicitation obligations, and (iv) non-disparagement obligations.

5.           Termination of Employment

Section 10 of the Plan shall control.

6.           Restrictions on Transfer of Option

This Agreement and the Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Holder’s lifetime, solely by the Holder, except on account of the Holder’s Total and Permanent Disability or death.

7.           Exercise of Option

a.
The Option shall become exercisable at such time as provided herein or in the Plan and shall be exercisable by written notice of such exercise, in the form of Appendix A hereto (an “Exercise Notice”).  The Exercise Notice shall, among other things, specify the number of Shares for which the Option is being exercised.

b.	Shares purchased pursuant to the Option shall be paid for in full at the time of such purchase by one or more of the methods described below.

(i)
in cash, by certified check or bank check, or other instrument acceptable to the Committee, in U.S. funds, payable to the order of the Company in an amount equal to the purchase price of such Shares; or

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

(ii)
by the Holder delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option purchase price, provided that in the event the Holder chooses to pay the Option purchase price as so provided, the Holder and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or

(iii)	a combination of paragraphs (i) and (ii) above.

c.
Certificates for the Shares so purchased will be issued and delivered to the Holder upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance.  Until the Holder shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Shares subject to this Option, and the determination of the Committee as to such compliance shall be final and binding on the Holder.  The Holder shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Shares to the Holder, and the Holder’s name shall have been entered as a stockholder of record on the books of the Company.  Thereupon, the Holder shall have full dividend and other ownership rights with respect to such Shares, subject to the terms of this Agreement.

d.	Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable after the Expiration Date.

e.
It is understood and intended that this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law.  Accordingly, the Holder understands and acknowledges that, in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the grant of this Option and further that this Option must be exercised within three (3) months after termination of employment as an employee (or twelve (12) months in the case of death or disability) to qualify as an incentive stock option.  If the Holder disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods, he or she will notify the Company within thirty (30) days after such disposition.  The Holder also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes.  Further, to the extent the Shares underlying the Option and any other incentive stock options of the Holder having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) vest in any year, such options will not qualify as incentive stock options.

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

8.           Regulation by the Committee

This Agreement and the Option shall be subject to any administrative procedures and rules as the Committee shall adopt.  All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive and binding upon the Holder and any person or persons to whom any portion of the Option has been transferred by will or by the laws of descent and distribution.

9.           Rights as a Shareholder

a.
The Holder shall have no rights as a shareholder with respect to Shares subject to the Option until certificates for Shares of Common Stock are issued to the Holder.  Following the purchase of Shares, the Holder (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the purchased Shares, subject, however, to the transfer restrictions set forth in this Agreement and the Plan.

b.
Restricted Securities.  The Shares that are subject to this Option have not been registered under the Securities Act of 1933 (the “1933 Act”) and are being issued to the Holder in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan.  The Holder hereby confirms that the Holder has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  Accordingly, the Holder hereby acknowledges that the Holder is prepared to hold any Shares that the Holder may purchase upon exercise of this Option for an indefinite period and that the Holder is aware that SEC Rule 144 issued under the 1933 Act that exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Shares the Holder may purchase upon exercise of this Option from the registration requirements of the 1933 Act.

c.
Restrictions on Disposition of Purchased Shares.  Notwithstanding any Plan provision or Agreement provision to the contrary, the Holder shall make no disposition of the Shares that the Holder may purchase upon exercise of this Option (other than a permitted transfer), unless and until there is compliance with all of the following requirements:

(i)	The Holder shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

(ii)	The Holder shall have complied with all requirements of this Agreement applicable to the disposition of the purchased Shares.

(iii)
The Holder shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (B) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

(iv)	Such disposition does not violate the terms and conditions set forth in this Agreement.

The Company shall not be required (x) to transfer on its books any purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (y) to treat as the owner of the purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the purchased Shares have been transferred in contravention of this Agreement.

d.	Restrictive Legends. The stock certificates for the Shares that the Holder may purchase upon the exercise of this Option shall be endorsed with the following restrictive legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or, unless sold pursuant to Rule 144 under the Securities Act of 1933.

10.         Change of Control

Notwithstanding the vesting requirements contained in Section 4 of this Agreement, upon a Change of Control, in the sole discretion of the Committee, (a) the Option shall automatically terminate as of the date of such Change of Control unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the continuation or assumption of this Option heretofore granted or (b) the substitution of this Option with a new Option of the successor entity or parent thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree.  In the event of such termination, the Holder shall be permitted, for a specified period of time prior to the consummation of the Change of Control as determined by the Committee, to exercise all portions of the Option which are then exercisable.

11.         Drag-Along Obligation

The Holder agrees that the Shares shall be subject to, and the Holder shall be fully bound as a “Stockholder” by the terms of the Drag-Along provision set forth below.

In the event of an Approved Sale (as defined below) of the Company, the Stockholders will consent to and raise no objections (including seeking appraisal or similar rights) with respect to the Approved Sale and the process thereof and, if the Approved Sale is structured as a sale of capital stock and if the Selling Stockholders (as defined below) so request, the Stockholders will agree to sell all of their shares of Common Stock and rights to acquire Common Stock on the terms and conditions of the Approved Sale (including as to provisions regarding representations, warranties and indemnification).  The Stockholders will use their best efforts to cooperate in the Approved Sale (including voting in favor of the Approved Sale, if necessary) and will take all necessary and desirable actions in connection with the consummation of the Approved Sale as are reasonably requested by the Company or the Selling Stockholders.

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

For purposes of this Section, “Approved Sale” means the sale of the Company and its subsidiaries, if any, in a single transaction or in a series of related transactions, to a third party (a) pursuant to which such third party proposes to acquire one hundred percent (100%) of the outstanding Common Stock (whether by merger, consolidation, recapitalization, reorganization or otherwise) or all or substantially all of the assets of the Company and its subsidiaries, (b) which has been approved by the board of directors of the Company and the holders of a majority of Common Stock (the “Selling Stockholders”) and (c) pursuant to which all holders of Common Stock receive (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

12.         Reservation of Shares

With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Holder of the Option price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

13.         Delivery of Share Certificates

Within a reasonable time after the exercise of the Option, the Company shall cause to be delivered to the Holder, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

14.         Withholding

The Holder shall, not later than the date as of which the exercise of this Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Company for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event.  The Holder acknowledges and agrees that the Company or any Affiliate has the right to deduct from payments of any kind otherwise due to the Holder, or from the Shares to be issued in respect of an exercise of this Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Shares to the Holder.

15.         Amendment

The Committee may amend this Agreement at any time and from time to time; provided, however, no amendment of this Agreement that would materially and adversely impair the Holder’s rights or entitlements with respect to the Option shall be effective without the prior written consent of the Holder (unless such amendment is required in order to cause the Award hereunder to qualify as “performance-based” compensation within the meaning of Section 162(m)).

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

16.         Equitable Relief

The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

17.         Adjustments for Changes in Capital Structure

If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s stock, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, issued Shares.

18.         Change and Modifications

This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Holder.

19.         Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Nevada without regard to conflict of law principles.

20.         Saving Clause

If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

21.         Notices

All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid.  Notices to the Company or the Holder shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

22.         Benefit and Binding Effect

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives.  The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

23.         Plan Terms

The terms of the Plan are incorporated herein by reference and made a part of this Agreement as if fully set out herein.

24.         Effective Date of Grant

The Option shall be effective as of the Grant Date first written above.

25.         Holder Acknowledgment

By executing this Agreement, the Holder hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

ECOTALITY, INC.

By:	/s/ Barry S. Baer

Barry S. Baer

Its:	Secretary

HOLDER

Kevin Morrow
Printed Name

/s/ Kevin Morrow
Signature

ECOTALITY, INC. 2007 EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

Appendix A
Form of Notice of Exercise

See attached

2007 ECOTALITY, INC. EQUITY INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTION

Instructions:  If you wish to exercise some or all of your stock options, please complete this Notice and return it to [NAME and ADDRESS]

HOLDER INFORMATION

Name:

Social Security Number (last 4 digits):

Home Address:

Telephone Number (Work):

Telephone Number (Home):
OPTION INFORMATION

Date of Grant:
Type of Option (check one):

☐ Non-Qualified Stock Option

or

☐ Incentive Stock Option

Total number of shares of Common Stock of ECOTALITY, INC. (the “Company”) covered by option:

Exercise Price per Share: $

OPTION EXERCISE INFORMATION

Number of shares of Common Stock of the Company for which option is being exercised now.  (These shares are referred to below as the “Purchased Shares.”)

Total Exercise Price for the Purchased Shares (exercise price x Purchased Shares):

$

FORM OF PAYMENT

More than one payment form can be used (check all that apply to this Notice of Exercise).  Payment must accompany this Notice of Exercise:

☐	Cash (in U.S. funds)

☐	Certified check or bank check, payable to “ECOTALITY, INC” (in U.S. funds)

☐
Other instrument (specify):  ____________________________ (must be acceptable to the Committee and must be in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Shares)

☐
Delivery of an irrevocable instruction to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option purchase price, provided that in the event I choose to pay the Option purchase price in this manner, I and my broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of this payment procedure.

REGISTRATION OF SHARES

The Purchased Shares acquired pursuant to this Notice of Exercise should be registered [check one]:

☐           In my name only.

☐            In both my name and my spouse’s name as community property.

My spouse’s name is _____________________________________________________

☐           In both my name and my spouse’s name as joint tenants with the right of survivorship.

My spouse’s name is _____________________________________________________

DELIVERY OF SHARE CERTIFICATE

The certificate for the Purchased Shares should be sent to the following address:

ACKNOWLEDGMENTS:

As a part of my wish to exercise some or all of my Option, as set fort in this Notice of Exercise:

1.
I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades and the restrictions on resale provisions of the Option Agreement and the Plan.  I also understand that the Purchased Shares and any proceeds from the sale of Purchased Shares may be subject to forfeiture pursuant to the terms of the Option Agreement and the Plan.

2.	I hereby acknowledge that I received and read a copy of the 2007 ECOTALITY, INC. EQUITY INCENTIVE PLAN and that I understand the tax consequences of my exercise.

3.
In the case of my exercise of a non-qualified stock option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price.  I further understand that I am required to pay withholding taxes at the time of exercising a non-qualified stock option.

4.
I acknowledge that the Purchased Shares may remain subject to the Company’s right of repurchase at the exercise price in accordance with the applicable Option Agreement.  I acknowledge that I am acquiring the Purchased Shares subject to all other terms of the Option Agreement and the Plan.

5.
I acknowledge that I have received information regarding the federal income tax consequences of an option exercise and the tax election under section 83(b) of the Internal Revenue Code.  In the event that I choose to make a section 83(b) election, I acknowledge that it is my responsibility — and not the Company’s responsibility — to file the election in a timely manner, even if I ask the Company or its agents to make the filing on my behalf.  I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.

6.
I understand that the terms of the Plan and Option Agreement regarding treatment of the Purchased Shares shall continue to apply to any shares that I may receive as a result of this exercise.  I agree to execute such other agreements related to this option exercise that the Committee may reasonably require.

By:

Printed Name

Date